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                                  EXHIBIT A

          Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.



                              HORSLEY BRIDGE PARTNERS, INC.

                              By:   /s/ Phillip Horsley
                                    Phillip Horsley
                              Its:  President



                                    /s/ Phillip Horsley
                                    PHILLIP HORSLEY



                                    /s/ Gary L. Bridge
                                    GARY L. BRIDGE